Exhibit 99.1

SUPPLEMENTAL ANALYST PACKAGE

AMB Property Corporation®

2008 Third Quarter Earnings
Conference Call 10/16/2008

Beijing 2008
Beijing 2008

Beijing Capital Airport I

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of September 30, 2008, AMB owned or had investments in, on a consolidated basis or through unconsolidated co-investment ventures, properties and development projects expected to total approximately 158.4 million square feet (14.7 million square meters) in 49 markets within 15 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management distributions and fees, acquisition and development fees as well as incentive distributions.

The Americas		Europe		Asia

Operating Portfolio(1)	118.2 msf	Operating Portfolio(1)	9.8 msf	Operating Portfolio(1)	9.1 msf
Development Pipeline(2)(3)	12.0 msf	Development Pipeline(2)(3)	3.8 msf	Development Pipeline(2)(3)	5.5 msf
Land Inventory(3)	2,264 acres	Land Inventory(3)	226 acres	Land Inventory(3)	100 acres
Offices	17	Offices	5	Offices	12

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated co-investment ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.

(2)	Includes development properties available for sale or contribution.

(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	For the Quarters ended September 30,			For the Nine Months ended September 30,
	2008	2007	% Change	2008	2007	% Change
Revenues	$162,495	$165,369	(1.7%)	$547,909	$496,759	10.3%
Adjusted EBITDA(1)	129,215	137,853	(6.3%)	391,563	355,081	10.3%
Net income available to common stockholders	24,199	69,155	(65.0%)	136,246	202,275	(32.6%)
FFO(1)	71,756	104,235	(31.2%)	249,434	239,582	4.1%
Per diluted share and unit
EPS	$0.24	$0.69	(65.2%)	$1.37	$2.04	(32.8%)
FFO(1)	0.70	0.99	(29.3%)	2.41	2.31	4.3%
Dividends per common share	0.52	0.50	4.0%	1.56	1.50	4.0%

Financial	•	Expanded capacity by issuing $230 million secured two-year term loan
	•	Over $720 million in availability on our three multi-currency lines as of quarter-end
	•	AMB’s share of total debt to total market capitalization(1) is 44.9% at the end of the third quarter

Operations(2)	•	4.9% year-to-date same store NOI growth(1); 3.5% in the third quarter
	•	95.0% year-to-date average occupancy; 95.3% average occupancy in the third quarter
	•	4.1% trailing four quarter rent changes on renewals and rollover; 4.8% in the third quarter
	•	Formed wholly owned subsidiary, AMB Property Mexico, through acquisition of remaining equity interest (approximately 42%) in G.Accion

Capital Deployment(2)	•	Acquired $140 million of properties in the Americas and Asia in the third quarter(3)
	•	Commenced $132 million of development in the third quarter
	•	Development leasing of more than 2.4 msf in the third quarter

Private Capital	•	Added $242 million in properties to our funds across Japan, Mexico and the U.S.
	•	Contributed AMB Partners II interests to AMB Institutional Alliance Fund III

(1)	See reporting definitions and supplemental financial measures disclosures.

(2)	Owned and managed portfolio.

(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations (1) Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Funds From Operations(1)(2)
(per diluted common share and unit)

Estimated FFO by Business(1)
(per diluted common share and unit)

	For the Years ended December 31,		2008 Projected
	2006	2007	(Midpoint)

Real estate operations, net of unallocated overhead	$1.53	$1.60	$1.49
Overhead reallocation	0.27	0.45	0.56

Real estate operations FFO	$1.80	$2.05	$2.05
% of reported FFO	57.7%	58.4%	66.5%
Development Gains	1.11	1.61	0.93
Overhead allocation	(0.13)	(0.32)	(0.41)

Development FFO	$0.98	$1.29	$0.52
% of reported FFO	31.4%	36.8%	16.9%
Private Capital Revenues	0.48	0.30	0.66
Overhead allocation	(0.14)	(0.13)	(0.15)

Private Capital FFO	$0.34	$0.17	$0.51
% of reported FFO	10.9%	4.8%	16.6%

Total FFO	$3.12	$3.51	$3.08

Development Gains(1)(3)
(per diluted common share and unit)

Private Capital Revenue
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.

(2)	For a reconciliation of FFO from net income for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, refer to our annual report on Form 10-K for the year ended December 31, 2007.

(3)	Excludes co-investment venture partners’ share of development gains.

(4)	Management revenues consist of asset management distributions or fees, acquisition fees for third-party acquisitions and priority distributions, as well as market compensation for development and other services.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations(1) (in thousands, except share and per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	For the Quarters ended September 30,		For the Nine Months ended September 30,
	2008	2007	2008	2007
Revenues
Rental revenues	$152,993	$157,805	$487,071	$474,752
Private capital revenues(2)	9,502	7,564	60,838	22,007

Total revenues	162,495	165,369	547,909	496,759

Costs and expenses
Property operating costs	(44,157)	(42,664)	(138,375)	(128,785)
Depreciation and amortization	(46,985)	(40,628)	(129,493)	(121,641)
General and administrative	(34,415)	(35,145)	(103,361)	(95,259)
Fund costs	(312)	(261)	(919)	(779)
Impairment losses	—	—	—	(257)
Other expenses(3)	1,088	(944)	1,926	(2,995)

Total costs and expenses	(124,781)	(119,642)	(370,222)	(349,716)

Other income and expenses
Development gains, net of taxes	28,026	48,298	76,248	89,486
Gains from sale or contribution of real estate interests, net	—	—	19,967	74,843
Equity in earnings of unconsolidated co-investment ventures	5,372	3,425	14,359	7,286
Other income(3)	(4,229)	7,956	(51)	20,012
Interest expense, including amortization	(32,319)	(29,326)	(100,955)	(97,486)

Total other income and expenses	(3,150)	30,353	9,568	94,141

Income from operations before minority interests	34,564	76,080	187,255	241,184

Minority interests’ share of income
Co-investment venture partners’ share of income	(4,194)	(5,890)	(29,393)	(21,088)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(1,090)	(2,115)	(7,204)	(5,196)
Preferred unitholders	(1,431)	(1,431)	(4,295)	(6,610)
Limited partnership unitholders	137	(581)	(2,518)	(4,903)

Total minority interests’ share of income	(6,578)	(10,017)	(43,410)	(37,797)

Income from continuing operations	27,986	66,063	143,845	203,387

Discontinued operations
Income attributable to discontinued operations, net of minority interests	177	3,135	2,066	9,345
Gains (losses) from disposition of real estate, net of minority interests	(12)	3,912	2,191	4,329

Total discontinued operations	165	7,047	4,257	13,674

Net income	28,151	73,110	148,102	217,061
Preferred stock dividends	(3,952)	(3,952)	(11,856)	(11,856)
Preferred unit redemption (issuance costs) discount	—	(3)	—	(2,930)

Net income available to common stockholders	$24,199	$69,155	$136,246	$202,275

Net income per common share (diluted)	$0.24	$0.69	$1.37	$2.04

Weighted average common shares (diluted)	98,952	100,914	99,457	99,311

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.

(2)	Includes incentive and promote distributions for 2008 of $33.0 million for AMB Institutional Alliance Fund III received during the quarter ended June 30, 2008 and of $1.0 million for the dissolution of AMB Erie co-investment venture received during the quarter ended March 31, 2008.

(3)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands, except share and per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	For the Quarters ended September 30,		For the Nine Months ended September 30,
	2008	2007	2008	2007
Net income available to common stockholders	$24,199	$69,155	$136,246	$202,275
Gains (losses) from sale or contribution of real estate, net of minority interests	12	(3,912)	(22,158)	(79,172)
Depreciation and amortization
Total depreciation and amortization	46,985	40,628	129,493	121,641
Discontinued operations’ depreciation	4	354	61	1,853
Non-real estate depreciation	(1,997)	(1,387)	(5,786)	(3,965)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	4,194	5,890	29,393	21,088
Limited partnership unitholders’ minority interests (Net income)	(137)	581	2,518	4,903
Limited partnership unitholders’ minority interests (Development profits)	1,090	2,115	2,795	3,861
Discontinued operations’ minority interests (Net income)	8	139	316	423
FFO attributable to minority interests	(8,819)	(15,731)	(41,812)	(47,347)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(5,372)	(3,425)	(14,359)	(7,286)
AMB’s share of FFO	11,589	9,828	32,727	21,308

Funds from operations	$71,756	$104,235	$249,434	$239,582

FFO per common share and unit (diluted)	$0.70	$0.99	$2.41	$2.31

Weighted average common shares and units (diluted)	102,922	105,110	103,430	103,777

(1)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	As of
	September 30, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,315,790	$6,709,545
Accumulated depreciation	(928,831)	(916,686)

Net investments in properties	5,386,959	5,792,859
Investments in unconsolidated co-investment ventures	433,649	356,194
Properties held for contribution, net	693,805	488,339
Properties held for divestiture, net	81,347	40,513

Net investments in real estate	6,595,760	6,677,905
Cash and cash equivalents and restricted cash	309,547	250,416
Accounts receivable, net	163,118	184,270
Other assets	249,393	149,812

Total assets	$7,317,818	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,384,409	$1,471,087
Unsecured senior debt	1,153,582	1,003,123
Unsecured credit facilities	816,875	876,105
Other debt	403,357	144,529
Accounts payable and other liabilities	411,050	306,196

Total liabilities	4,169,273	3,801,040
Minority interests
Co-investment venture partners	282,083	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	92,614	102,278

Total minority interests	452,258	697,411
Stockholders’ equity
Common equity	2,472,875	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,696,287	2,763,952

Total liabilities and stockholders’ equity	$7,317,818	$7,262,403

(1)	During the quarter ended September 30, 2008, AMB acquired the remaining equity interest (approximately 42%) in G. Accion, a Mexican real estate company. Total assets and total liabilities include $223,829 and $174,217, respectively, related to G. Accion as of September 30, 2008.

(2)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2008	2007	2008	2007
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$6,785	$6,246	$18,746	$14,204
AMB’s share of straight-line rents and amortization of lease intangibles	$4,135	$4,039	$10,567	$9,438
Gross lease termination fees	$266	$1,100	$656	$1,803
Net lease termination fees(3)	$197	$1,045	$408	$1,766
AMB’s share of net lease termination fees	$146	$546	$334	$1,181

Recurring capital expenditures:
Tenant improvements	$4,610	$6,655	$12,102	$15,808
Lease commissions and other lease costs	6,228	5,562	20,200	19,065
Building improvements	11,902	10,123	27,220	24,475

Sub-total	22,740	22,340	59,522	59,348
Co-Investment venture partners’ share of capital expenditures	(5,778)	(6,508)	(17,382)	(17,747)

AMB’s share of recurring capital expenditures	$16,962	$15,832	$42,140	$41,601

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$3,010	$3,817	$9,050	$8,767
AMB’s share of straight-line rents and amortization of lease intangibles	$3,357	$3,554	$8,755	$8,352
Gross lease termination fees	$198	$519	$557	$1,158
Net lease termination fees(3)	$136	$464	$319	$1,123
AMB’s share of net lease termination fees	$135	$431	$318	$1,053

Recurring capital expenditures:
Tenant improvements	$3,312	$6,229	$9,639	$14,271
Lease commissions and other lease costs	5,321	4,811	16,719	15,900
Building improvements	9,483	9,139	22,462	22,309

Sub-total	18,116	20,179	48,820	52,480
Co-Investment venture partners’ share of capital expenditures	(1,977)	(4,742)	(8,616)	(12,297)

AMB’s share of recurring capital expenditures	$16,139	$15,437	$40,204	$40,183

(1)	See Reporting Definitions.

(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.

(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Same Store Cash-basis NOI Growth Without Lease Termination Fees(2)

Average Occupancy(2)

Rent Change on Renewals and Rollovers(2)(3)

Lease Expirations as % of Annualized Base Rent (ABR)(2)

Year	Square Feet	ABR
2008	4,553,283	$ 29,519
2009	23,225,914	152,583
2010	18,607,000	125,570
2011	21,603,934	154,393
2012	14,277,657	114,749

20.0%
10.0%
0.0%
3.3%
17.2%
14.1%
17.4%
13.0%
10.7%
7.6%
4.8%
2.4%
9.5%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017+

Top Customers

		Square
		Feet	ABR	% of ABR

1	Deutsche Post World Net (DHL)	4,371,771	$34,959	4.1%
2	United States Government	1,395,896	20,819	2.4%
3	FedEx Corporation	1,469,895	15,025	1.8%
4	BAX Global Inc/Schenker/Deutsche Bahn	1,146,988	11,536	1.3%
5	Nippon Express	1,024,139	11,289	1.3%
6	Sagawa Express	729,135	10,248	1.2%
7	Panalpina	1,316,351	8,666	1.0%
8	UPS	1,362,079	8,649	1.0%
9	La Poste	902,391	7,991	0.9%
10	Caterpillar Logistics Services	668,280	7,352	0.9%

	Subtotal	14,386,925	$136,534	15.9%

	Top 11-20 Customers	7,629,961	50,678	5.9%

	Total	22,016,886	$187,212	21.8%

(1)	Owned and managed portfolio.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter ended	Quarter ended	Quarter ended	Quarter ended
	September 30, 2008	June 30, 2008	September 30, 2008	June 30, 2008

Square feet	129,618,917	125,897,660	100,910,875	101,123,122
Percentage of owned & managed square feet			77.9%	80.3%

Occupancy
Occupancy percentage at period end(2)	95.4%	95.2%	95.2%	95.2%
Occupancy percentage at period end (prior year)	95.5%	96.1%	96.1%	96.2%

Average occupancy percentage(2)	95.3%	94.6%	95.1%	94.6%
Average occupancy percentage (prior year)	95.5%	94.9%	95.8%	95.4%

Weighted average lease terms (years)
Original	6.2	6.2	5.9	6.0
Remaining	3.4	3.5	3.0	3.1

Trailing four quarters statistics
Tenant retention(2)	72.4%	70.4%	72.3%	70.4%

Rent change on renewals and rollovers(2)
Percentage	4.1%	4.3%	3.5%	3.9%
Same space square footage commencing (millions)	18.4	19.1	17.7	18.5

Second generation TIs and LCs per square foot(2)
Retained	$1.42	$1.28
Re-tenanted	$3.15	$3.28
Weighted average	$1.99	$1.98
Second generation square footage commencing (millions)	21.8	22.7

Gross operating margin(2)	73.5%	73.7%	72.9%	73.0%

			Same Store Pool(2)
			Quarter ended	Nine Months ended
Cash Basis NOI percent change(2)			September 30, 2008	September 30, 2008

Increase in revenues excluding lease termination fees(3)			4.3%	5.0%
Increases in expenses(3)			6.3%	5.5%
NOI excluding lease termination fees(2)(3)			3.5%	4.9%
NOI including lease termination fees(2)(3)			3.0%	4.6%

(1)	Owned and managed portfolio.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	For the quarter ended September 30, 2008, on a consolidated basis, the percent change was 1.5%, 2.7%, 1.1% and 0.9%, respectively, for increase in revenues excluding lease termination fees, increase in expenses, NOI excluding lease termination fees and NOI including lease termination fees. For the nine months ended September 30, 2008, on a consolidated basis, the percent change was 2.9%, 2.4%, 3.1% and 3.2% respectively, for increase in revenues excluding lease termination fees, increase in expenses, NOI excluding lease termination fees and NOI including lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

a

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

									% of Total				Year-to-Date	Trailing Four
									Owned and	AMB's share		Annualized	Same Store NOI	Quarters Rent
	Square Feet			Placed in				Square Feet	Managed Square	of Square	Year-to-Date	Base Rent	Growth Without	Change on
	as of	Acquired		Operations		Disposed		as of	Feet as of	Feet as of	Average	psf as of	Lease	Renewals and
	6/30/2008	Square Feet		Square Feet(1)		Square Feet		9/30/2008	9/30/2008	9/30/2008	Occupancy	9/30/2008	Termination Fees(2)	Rollovers(2)

Southern California	18,223,868	436,650		1,313,470		—		19,973,988	15.4%	54.6%	96.8%	$6.42	6.0%	10.9%
Chicago	13,193,391	202,470		—		—		13,395,861	10.3%	52.4%	89.7%	5.39	(3.0%)	0.8%
No. New Jersey/New York	11,239,553	112,121		—		—		11,351,674	8.8%	48.2%	98.9%	7.37	5.3%	2.8%
San Francisco Bay Area	10,366,058	310,447		205,112		—		10,881,617	8.4%	71.1%	93.8%	6.60	3.4%	8.4%
Seattle	8,645,277	—		—		—		8,645,277	6.7%	46.9%	96.6%	5.22	10.3%	8.6%
South Florida	6,279,591	—		—		—		6,279,591	4.8%	70.7%	95.2%	7.60	4.2%	9.0%
U.S. On-Tarmac	2,629,113	—		1,611		—		2,630,724	2.0%	92.6%	92.8%	19.03	(0.5%)	(3.5%)
Other U.S. Markets	28,666,494	—		(152,550)		—		28,513,944	22.0%	62.8%	93.7%	5.57	1.7%	1.7%

U.S. Subtotal / Wtd Avg	99,243,345	1,061,688		1,367,643		—		101,672,676	78.4%	59.0%	94.7%	$6.47	3.4%	4.9%

Canada	1,784,376	—		375,241		—		2,159,617	1.7%	100.0%	97.0%	$5.58	0.0%	n/a

Mexico City	3,590,942	—		—		—		3,590,942	2.8%	47.4%	98.2%	6.14	15.8%	(4.5%)
Guadalajara	2,409,455	—		473,719		—		2,883,174	2.2%	21.6%	95.7%	4.65	(0.1%)	0.9%
Other Mexico Markets	419,845	—		—		—		419,845	0.3%	26.8%	100.0%	5.36	9.8%	n/a

Mexico Subtotal / Wtd Avg	6,420,242	—		473,719		—		6,893,961	5.3%	35.4%	97.3%	$5.47	10.7%	(0.5%)

The Americas Total / Wtd Avg	107,447,963	1,061,688		2,216,603		—		110,726,254	85.4%	58.3%	94.8%	$6.39	3.6%	4.8%

France	3,441,817	—		(63,163)		—		3,378,654	2.6%	22.1%	94.7%	$8.71	13.8%	(21.8%)
Germany	3,191,670	—		—		—		3,191,670	2.5%	30.2%	95.7%	9.03	9.4%	3.5%
Benelux	2,835,213	—		—		—		2,835,213	2.2%	20.6%	99.2%	10.15	27.4%	5.9%
Other Europe Markets	343,077	—		—		—		343,077	0.3%	61.8%	100.0%	16.43	0.0%	n/a

Europe Subtotal / Wtd Avg	9,811,777	—		(63,163)		—		9,748,614	7.6%	25.7%	96.5%	$9.53	15.2%	(14.8%)

Tokyo	5,263,053	—		—		—		5,263,053	4.1%	20.0%	94.9%	$12.96	10.4%	1.7%
Osaka	1,018,875	—		—		—		1,018,875	0.7%	20.0%	93.1%	9.86	17.0%	(2.1%)
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	6,281,928	—		—		—		6,281,928	4.8%	20.0%	94.6%	$12.46	11.6%	1.0%

China	1,404,539	302,122		1,367		—		1,708,028	1.3%	100.0%	97.9%	$4.64	8.9%	20.2%
Singapore	733,321	202,640		—		—		935,961	0.7%	100.0%	99.7%	9.42	23.9%	9.1%
Other Asia Markets	218,132	—		—		—		218,132	0.2%	100.0%	100.0%	7.06	0.0%	n/a

Asia Total / Wtd Avg	8,637,920	504,762		1,367		—		9,144,049	7.0%	45.0%	95.7%	$10.57	15.1%	4.1%

Owned and Managed Total / Wtd Avg(2)	125,897,660	1,566,450		2,154,807		—		129,618,917	100.0%	54.9%	95.0%	$6.92	4.9%	4.1%

Other Real Estate Investments(3)	7,495,659	—		—		—		7,495,659		54.3%	94.5%	5.27

Total Operating Portfolio	133,393,319	1,566,450		2,154,807		—		137,114,576		54.9%	95.0%	$6.83

Development
Pipeline	17,288,574	1,604,006	(5)	(289,426	)(6)	(771,930	)(6)	17,831,224		89.3%
Available for Sale or Contribution(4)	4,863,803	771,930	(5)	(2,162,431	)(6)	(42,069	)(6)	3,431,233		94.7%

Development Subtotal	22,152,377	2,375,936		(2,451,857)		(813,999)		21,262,457		90.2%

Total Global Portfolio	155,545,696	3,942,386		(297,050)		(813,999)		158,377,033		59.6%

(1)	Represents assets placed in operations from development and may include positive/(negative) remeasures to operating assets.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Includes operating properties held through AMB’s investments in unconsolidated co-investment ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.

(4)	Represents development projects available for sale or contribution that are not included in the operating portfolio.

(5)	For development pipeline, represents square footage of development starts. For available for sale or contribution, represents new projects available.

(6)	For development pipeline, represents square footage of completed development projects. For available for sale or contribution, represents projects placed in operations.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Development Pipeline by Region as of September 30, 2008(1)
(Estimated Total Investment(2))

Development Starts(1)

(Estimated Total Investment(2))

Property Acquisitions by Region for the Nine Months ended September 30, 2008(3)
(Acquisition Cost(2))

Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Owned and managed portfolio.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Property Acquisitions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	For the Quarter ended September 30, 2008			For the Nine Months ended September 30, 2008
		Acquisition	% of Total		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost	Square Feet	Cost(2)	Acquisition Cost

The Americas
United States	1,061,688	$100,263	71.8%	2,059,299	$201,319	37.9%
Other Americas	—	—	0.0%	828,167	72,995	13.8%

The Americas Total	1,061,688	$100,263	71.8%	2,887,466	$274,314	51.7%

Europe
France	—	$—	0.0%	—	$—	0.0%
Germany	—	—	0.0%	1,075,367	106,780	20.1%
Benelux	—	—	0.0%	—	—	0.0%
Other Europe	—	—	0.0%	164,795	68,023	12.8%

Europe Total	—	$—	0.0%	1,240,162	$174,803	32.9%

Asia
Japan	—	$—	0.0%	—	$—	0.0%
China	302,122	15,201	10.9%	302,122	15,201	2.9%
Other Asia	202,640	24,164	17.3%	671,530	66,408 (4)	12.5%

Asia Total	504,762	$39,365	28.2%	973,652	$81,609	15.4%

Total Acquisitions	1,566,450	$139,628	100.0%	5,101,280	$530,726	100.0%

AMB’s Weighted Average Ownership Percentage		58.9%			50.3%
Weighted Average Stabilized GAAP Cap Rate(3)		6.0%			6.0%
Weighted Average Stabilized Cash Cap Rate(3)		5.5%			5.8%

		Acquisition	% of Total		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost	Square Feet	Cost(2)	Acquisition Cost

By Entity
AMB Property Corporation	941,412	$68,990	49.4%	2,630,318	$204,533	38.5%
AMB-SGP Mexico	—	—	0.0%	—	—	0.0%
AMB Japan Fund I	—	—	0.0%	—	—	0.0%
AMB Europe Fund I	—	—	0.0%	848,313	154,499	29.1%
AMB Institutional Alliance Fund III	625,038	70,638	50.6%	1,622,649	171,694	32.4%

Total Acquisitions	1,566,450	$139,628	100.0%	5,101,280	$530,726	100.0%

(1)	Owned and managed portfolio.

(2)	Includes closing costs and estimated total acquisition capital expenditures of approximately $2.4 and $13.4 million, respectively, for the quarter and nine months ended September 30, 2008.

(3)	See reporting definitions and supplemental financial measures disclosures.

(4)	Includes buyout of remaining 50% interest in an owned and managed asset.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Development Starts and Total Capital Deployment(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	For the Quarter ended September 30, 2008			For the Nine Months ended September 30, 2008
	Estimated	Estimated	% of Total	Estimated	Estimated	% of Total
	Square Feet at	Total	Estimated	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)	Investment(2)	Stabilization(2)	Investment(2)	Investment(2)

The Americas
United States	392,603	$25,503	19.3%	2,185,871	$170,792	36.7%
Other Americas	733,938	47,419	35.8%	2,278,427	146,203	31.4%

The Americas Total	1,126,541	$72,922	55.1%	4,464,298	$316,995	68.1%

Europe
France	63,507	$10,219	7.7%	403,948	$42,380	9.1%
Germany	413,958	49,200	37.2%	413,958	49,200	10.6%
Benelux	—	—	0.0%	—	—	0.0%
Other Europe	—	—	0.0%	—	—	0.0%

Europe Total	477,465	$59,419	44.9%	817,906	$91,580	19.7%

Asia
Japan	—	$—	0.0%	417,833	$47,142	10.1%
China	—	—	0.0%	276,482	9,509	2.1%
Other Asia	—	—	0.0%	—	—	0.0%

Asia Total	—	$—	0.0%	694,315	$56,651	12.2%

Total Development Starts	1,604,006	$132,341	100.0%	5,976,519	$465,226	100.0%

AMB’s Weighted Average Ownership Percentage		91.2%			94.1%
Weighted Average Estimated Yield(2)		7.7%			7.5%

	For the Quarter ended		For the Nine Months ended
	September 30, 2008		September 30, 2008
	Estimated	Estimated	Estimated	Estimated
	Square Feet at	Total	Square Feet at	Total
	Stabilization(2)	Investment(2)	Stabilization(2)	Investment(2)

Total Acquisitions	1,566,450	$139,628	5,101,280	$530,726
Total Development Starts	1,604,006	132,341	5,976,519	465,226

Total Capital Deployment	3,170,456	$271,969	11,077,799	$995,952

(1)	Includes investments held through unconsolidated co-investment ventures.

(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	For the Quarter ended		For the Nine Months ended
	September 30, 2008		September 30, 2008
	Operating Property	Development Property	Operating Property	Development Property

AMB’s Ownership Contributed and Disposed	0.0%	74.1%	36.3%	75.2%
Contribution Value and Disposition Price	$—	$192,378	$69,775	$569,568
Weighted Average Stabilized Cash Cap Rate(2)(3)	0.0%	6.0%	6.3%	5.9%
Development Margin(3)	N/A	26.4%	N/A	22.6%

Square Footage or Acreage Contributed or Sold

	For the Quarter ended September 30, 2008			For the Nine Months ended September 30, 2008
	Operating Property	Development Property		Operating Property	Development Property
	Square Feet	Square Feet	Land Acreage(4)	Square Feet	Square Feet	Land Acreage(4)

The Americas
United States	—	1,354,964	7	848,550	2,922,628	7
Other Americas	—	473,720	—	—	1,421,043	—

The Americas Total	—	1,828,684	7	848,550	4,343,671	7

Europe
France	—	—	—	—	—	—
Germany	—	—	—	—	—	—
Benelux	—	—	—	—	110,701	—
Other Europe	—	—	—	—	—	—

Europe Total	—	—	—	—	110,701	-

Asia
Japan	—	348,557	—	—	891,596	—
China	—	—	—	—	—	—
Other Asia	—	—	—	—	—	—

Asia Total	—	348,557	—	—	891,596	-

Total	—	2,177,241	7	848,550	5,345,968	7

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Excludes value-added conversions, development for sale, and land sales.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Represents acreage for land sales and value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Development Pipeline(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	2008 Expected Stabilizations		2009 Expected Stabilizations		2010 Expected Stabilizations		Total
	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	1,139,193	$83,152	4,844,815	$399,466	189,740	$16,552	6,173,748	$499,170	32.4%
Other Americas	404,548	24,501	3,327,183	209,091	875,533	60,049	4,607,264	293,641	19.1%

The Americas Total	1,543,741	$107,653	8,171,998	$608,557	1,065,273	$76,601	10,781,012	$792,811	51.5%

Europe
France	37,954	$5,006	475,969	$47,458	340,441	$29,192	854,364	$81,656	5.3%
Germany	—	—	—	—	413,958	49,200	413,958	49,200	3.2%
Benelux	96,520	17,904	890,529	92,903	—	—	987,049	110,807	7.2%
Other Europe	585,971	75,353	436,916	39,048	—	—	1,022,887	114,401	7.4%

Europe Total	720,445	$98,263	1,803,414	$179,409	754,399	$78,392	3,278,258	$356,064	23.1%

Asia
Japan	1,409,492	$173,360	685,757	$103,835	417,833	$47,187	2,513,082	$324,382	21.1%
China	—	—	617,062	28,392	279,065	10,461	896,127	38,853	2.5%
Other Asia	362,745	27,353	—	—	—	—	362,745	27,353	1.8%

Asia Total	1,772,237	$200,713	1,302,819	$132,227	696,898	$57,648	3,771,954	$390,588	25.4%

Total	4,036,423	$406,629	11,278,231	$920,193	2,516,570	$212,641	17,831,224	$1,539,463	100.0%

Number of Projects		11		38		8		57
Funded-to-Date		$360,859		$760,954		$89,328		$1,211,141
AMB’s Weighted Average Ownership Percentage		97.7%		89.3%		98.4%		92.8%
AMB’s Share of Amounts Funded to Date		$352,459		$678,049		$88,247		$1,118,755
AMB’s Share of Amounts Funded to Date Percentage		88.7%		82.5%		42.2%		78.3%
Weighted Average Estimated Yield(2)		7.3%		7.5%		7.1%		7.4%
Percent Pre-Leased(2)		54.7%		26.7%		5.9%		30.1%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Completions and Properties Available for Sale or Contribution(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	Development Completions(2)				Available for Sale or Contribution as of September 30, 2008
	For the Quarter ended		For the Nine Months ended		Development		Operating
	September 30, 2008		September 30, 2008		Properties		Properties
		Total		Total		Total		Total
	Square Feet	Investment(3)	Square Feet	Investment(3)	Square Feet	Investment(3)(4)	Square Feet	Investment(3)

The Americas
United States	366,896	$27,691	3,096,104	$219,605	901,773	$95,225	122,793	$7,240
Other Americas	—	—	281,441	25,362	281,459	24,961	2,159,617	203,088

The Americas Total	366,896	$27,691	3,377,545	$244,967	1,183,232	$120,186	2,282,410	$210,328

Europe
France	—	$—	—	$—	277,817	$23,504	67,274	$15,630
Germany	—	—	139,608	18,790	139,608	19,012	—	—
Benelux	—	—	110,712	18,273	110,712	16,311	—	—
Other Europe	—	—	—	—	—	—	178,282	38,195

Europe Total	—	$—	250,320	$37,063	528,137	$58,827	245,556	$53,825

Asia
Japan	405,034	$55,284	2,068,421	$325,694	1,719,864	$276,832	—	$—
China	—	—	—	—	—	—	1,405,906	62,024
Other Asia	—	—	—	—	—	—	218,132	20,532

Asia Total	405,034	$55,284	2,068,421	$325,694	1,719,864	$276,832	1,624,038	$82,556

Total	771,930	$82,975	5,696,286	$607,724	3,431,233	$455,845	4,152,004	$346,709

AMB’s Weighted Average Ownership Percentage		100.0%		87.2%		92.6%		100.0%
Weighted Average Estimated Yield(2)		6.3%		7.2%		7.0%		N/A
Percent Pre-leased(2)		31.0%		60.3%		59.9%		97.4%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Total investment includes estimated costs of completion.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Land, Value Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Land Inventory

	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated		Estimated
		Build Out Potential		Build Out Potential		Build Out Potential		Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)

Balance as of June 30, 2008	2,274	37,415,858	225	4,401,981	64	2,774,095	2,563	44,591,934
Acquisitions	38	674,488	16	400,029	36	1,654,137	90	2,728,654
Sales	(7)	(113,802)	—	—	—	—	(7)	(113,802)
Development starts	(41)	(767,688)	(15)	(413,958)	—	—	(56)	(1,181,646)
Site plan adjustments	—	(110,896)	—	85,212	—	—	—	(25,684)

Balance as of September 30, 2008	2,264	37,097,960	226	4,473,264	100	4,428,232	2,590 (3)	45,999,456 (3)

Investment in Land(4)		$479,633		$79,796		$113,358		$672,787 (3)

Estimated Total Investment(1)		$1,939,300		$399,352		$385,782		$2,724,434

Value-Added Conversion Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	31	2	36	3	67		5
3+ years	7	2	32	2	160	8	199		12

Total	7	2	63	4	196	11	266	(5)	17

Redevelopment Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	40,800	1	329,140	1	—	—	369,940		2
3+ years	—	—	688,499	2	309,873	1	998,372		3

Total	40,800	1	1,017,639	3	309,873	1	1,368,312	(6)	5

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres, square feet of estimated build out, and total investment including amounts held in unconsolidated co-investment ventures is 2,398 acres, 42.7 million square feet and $571,840, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 198 acres.
(6)	AMB’s share is 748,457 square feet.
(7)	East, Southwest, and West Central regions represent AMB’s geographic division of The Americas.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Private Capital Co-investment Ventures Overview(1) (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	Date	Geographic		Functional	Incentive Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III(1)	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end

YTD Additions to Private Capital Co-investment Ventures(2)

Gross Carrying Value of Private Capital Co-investment Ventures(3)

(1)	On July 1, 2008, the partners of AMB Partners II contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III.
(2)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.
(3)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Joint Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	AMB’s			Gross			AMB’s	Estimated	Planned
	Ownership	Square		Book	Property	Other	Net Equity	Investment	Gross
Unconsolidated Joint Ventures	Percentage	Feet(1)		Value(2)	Debt	Debt	Investment(3)	Capacity	Capitalization

Operating Co-Investment Ventures
AMB Institutional Alliance Fund III(4)	19%	36,869,503		$3,339,421	$1,766,493	$—	$186,709	$474,000	$3,813,000
AMB Europe Fund I(4)	21%	9,111,209		1,224,143	733,807	—	66,179	155,000	1,379,000
AMB Japan Fund I	20%	6,281,928		1,153,215	663,614	112,949	65,995	524,000	1,677,000
AMB-SGP Mexico	22%	6,324,638		353,559	171,180	58,825	14,663	306,000	660,000

Total Operating Co-investment Ventures	20%	58,587,278		6,070,338	3,335,094	171,774	333,546	1,459,000	7,529,000

Development Co-investment Ventures:
AMB DFS Fund I	15%	1,288,340		131,606	—	—	19,693	307,000	439,000
AMB Institutional Alliance Fund III(4)	19%	431,747		10,457	6,024	—	837	n/a	n/a
AMB Europe Fund I(4)	21%	63,507		8,191	4,327	—	795	n/a	n/a

Total Development Co-investment Ventures	14%	1,783,594		150,254	10,351	—	21,325	307,000	439,000

Total Unconsolidated Co-investment Ventures(5)	19%	60,370,872		6,220,592	3,345,445	171,774	354,871	1,766,000	7,968,000
Other Industrial Operating Joint Ventures	55%	7,669,507	(6)	278,179	166,199	—	50,877	n/a	n/a

Total Unconsolidated Joint Ventures	21%	68,040,379		$6,498,771	$3,511,644	$171,774	$405,748	$1,766,000	$7,968,000

Consolidated Joint Ventures

Operating Co-investment Ventures

AMB-SGP	50%	8,288,663		$460,536	$343,088	$—
AMB Institutional Alliance Fund II	20%	8,006,081		530,758	234,238	60,000
AMB-AMS	39%	2,172,137		157,291	83,761	—

Total Operating Co-investment Ventures	35%	18,466,881		1,148,585	661,087	60,000

Development Co-investment Ventures
AMB Institutional Alliance Fund II	20%	98,560		8,234	—	—

Total Development Co-investment Ventures	20%	98,560		8,234	—	—

Total Consolidated Co-investment Ventures	34%	18,565,441		1,156,819	661,087	60,000

Other Industrial Operating Joint Ventures	92%	2,196,134		211,637	21,973	—
Other Industrial Development Joint Ventures	66%	1,551,047		254,874	108,877	—

Total Consolidated Joint Ventures	47%	22,312,622		$1,623,330	$791,937	$60,000

Selected Operating Results
For the Quarter ended September 30, 2008	Cash NOI(7)	Net Income	FFO(7)	Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures	$102,913	$10,373	$49,081	AMB’s	$22,531	$5,372	$11,589
Consolidated Joint Ventures	$29,949	$8,323	$18,313	Partner’s	$16,052	$2,601	$8,819

Selected Operating Results
For the Nine Months ended September 30, 2008	Cash NOI(7)	Net Income	FFO(7)	Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures	$263,117	$41,956	$140,972	AMB’s	$57,539	$14,359	$32,727
Consolidated Joint Ventures	$116,972	$52,354	$71,019	Partner’s	$72,417	$25,022	$41,812
(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.
(2)	Represents the book value of the property (before accumulated depreciation) owned by the Joint Venture and excludes net other assets. Development book values include uncommitted land.
(3)	On July 18, 2008, AMB acquired the remaining equity interest (approximately 42%) in G. Accion, a Mexican real estate company. G. Accion owns and develops real estate, and provides real estate management and development services in Mexico. Through its investment in G. Accion, AMB holds an equity interest in various other unconsolidated ventures for approximately $27.9 million.
(4)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the fund’s current cash and leverage limitations as of the most recent quarter end. On July 1, 2008, the partners of AMB Partners II (previously, a consolidated entity) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III (an unconsolidated entity) in exchange for interests in AMB Institutional Alliance Fund III.
(5)	See reporting definitions and supplemental financial measures disclosures for unconsolidated co-investment venture operating results.
(6)	Includes investments in 7.4 million square feet of operating properties through AMB’s investment in unconsolidated Joint Ventures that it does not manage which it excludes from its owned and managed portfolio.
(7)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Value

Coverage and Debt Ratios

	For the Quarter ended		For the Nine Months ended
	September 30, 2008		September 30, 2008
Interest coverage(2)	3.0	x	4.1	x
Fixed charge coverage(2)	2.2	x	2.5	x
FFO payout(2)	74.3%		64.7%
AMB’s share of total debt-to-total market capitalization(2)	44.9%		44.9%

Capital Structure(1)
(1)	Debt amounts represent AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

	AMB	Co-investment	Unsecured
	Secured	Venture	Senior	Credit	Other	Total
	Debt	Debt	Debt	Facilities(1)	Debt	Debt

2008	$93,166	$10,966	$—	$—	$12,236	$116,368
2009	135,094	99,964	100,000	—	325,873	660,931
2010	307,275	102,709	250,000	443,387	941	1,104,312
2011	14,759	68,780	75,000	373,488	1,014	533,041
2012	2,407	388,419	—	—	61,093	451,919
2013	20,761	42,831	500,000	—	920	564,512
2014	405	2,981	—	—	616	4,002
2015	16,271	17,610	112,491	—	664	147,036
2016	—	16,231	—	—	—	16,231
2017	—	1,272	—	—	—	1,272
Thereafter	—	40,119	125,000	—	—	165,119

Subtotal	$590,138	$791,882	$1,162,491	$816,875	$403,357	$3,764,743
Unamortized premiums/(discount)	2,334	55	(8,909)	—	—	(6,520)

Total consolidated debt	$592,472	$791,937	$1,153,582	$816,875	$403,357	$3,758,223
AMB’s share of unconsolidated co-investment venture debt(2)(3)	—	735,943	—	—	35,296	771,239

Total debt	$592,472	$1,527,880	$1,153,582	$816,875	$438,653	$4,529,462
Co-investment venture partners’ share of consolidated debt(3)	—	(456,924)	—	—	(48,000)	(504,924)

AMB’s share of total debt(3)	$592,472	$1,070,956	$1,153,582	$816,875	$390,653	$4,024,538

Weighted average interest rate	4.7%	5.4%	6.0%	2.9%	3.8%	4.8%
Weighted average maturity (years)	1.6	4.8	4.4	2.1	1.5	3.3

Market Equity
Security	Shares		Price	Value

Common Stock	98,331,206	(4)	$45.30	$4,454,404
LP Units	3,683,016		45.30	166,841

Total	102,014,222			$4,621,245

Total options outstanding				6,422,704
Dilutive effect of stock options and restricted stock(5)				1,803,167

Preferred Stock and Units(6)
	Dividend	Liquidation
Security	Rate	Preference
Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios

Total debt-to-total market capitalization(3)(7)	47.9%

AMB’s share of total debt-to-total market capitalization(3)	44.9%
Total debt plus preferred-to-total market capitalization(3)(7)	51.2%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization(3)	48.4%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $329.2 million, $337.8 million, $114.2 million and $35.7 million in Yen, Canadian dollar, Euro and Singapore dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at September 30, 2008.
(2)	The weighted average interest and maturity for the unconsolidated co-investment venture debt are 5.1% and 5.1 years, respectively.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Includes 905,220 shares of unvested restricted stock.
(5)	Computed using the treasury stock method and an average share price of $47.53 for the quarter ended September 30, 2008.
(6)	Units are exchangeable under certain circumstances by the unitholder for preferred stock and redeemable at the option of AMB after a five year non-call period.
(7)	Total Market Capitalization is defined as total debt plus preferred equity liquidation preferences plus market equity.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Income Items

	Actual	Projected
	Quarter ended
	September 30, 2008	2008

Real Estate:
Wholly owned property cash NOI(1)	$75,877
Total cash NOI from co-investment ventures(1)	$132,862
AMB’s share of joint ventures(1)	27.4%
AMB’s share of cash NOI from joint ventures(1)	$36,428
AMB’s share of transaction adjustments(1)(2)	$(11,781)
Total AMB’s share of cash NOI(1)(3)	$100,524

Development platform:(3)
Development starts		$750,000
Average development margin(1)		12%-15%

Private capital platform:
Total private capital revenue per common share and unit (diluted)	$0.09	$0.64 - $0.66
Incentive distributions per common share and unit (diluted)	$—	$0.33

FFO per common share and unit (diluted)(1)	$0.70	$3.05 - $3.10

Assets & Liabilities(1)

As of
AMB’s share of:(1)	September 30, 2008
Development, land, and contributed assets:(3)
Development pipeline (funded-to-date)	$1,118,755
Development projects held for contribution or sale	422,055
Operating projects held for contribution or sale	346,709
Land held for future development	571,840
Assets contributed to co-investment ventures	33,706

Debt and preferred securities:(3)
Total debt	$4,024,538
Preferred securities	312,267

Other balance sheet items:(3)
Cash and cash equivalents	$333,074
Accounts receivable (net) and other assets	$434,830
Deferred rents receivable and deferred financing costs (net)	$(63,527)
Accounts payable and other liabilities	$(445,152)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also stabilize NOI for acquisitions.
(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Acquisition Cost includes closing costs and estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest, tax, depreciation and amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net income for the three and nine months ended September 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$28,151	$73,110	$148,102	$217,061
Depreciation and amortization	46,985	40,628	129,493	121,641
Impairment losses	—	—	—	257
Stock-based compensation amortization	5,118	4,114	16,741	13,517
Adjustments to derive adjusted EBITDA from unconsolidated co-investment ventures:
AMB’s share of net income	(5,372)	(3,425)	(14,359)	(7,286)
AMB’s share of FFO	11,589	9,828	32,727	21,308
AMB’s share of interest expense	13,699	6,033	24,430	14,350
Interest expense, including amortization	32,319	29,326	100,955	97,486
Total minority interests’ share of income	6,578	10,017	43,410	37,797
Total discontinued operations, including gains	(165)	(7,047)	(24,224)	(88,517)
Adjusted EBITDA attributable to minority interests	(10,398)	(27,929)	(67,505)	(81,892)
Discontinued operations’ adjusted EBITDA	711	3,198	1,793	9,359

Adjusted EBITDA	$129,215	$137,853	$391,563	$355,081

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enable both management and investors to assess the operations, earnings and growth of AMB in light of AMB’s ownership interest in its co-investment ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their co-investment ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the co-investment ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate earnings information. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents, AMB ‘s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and is not a true alternative to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their co-investment ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the co-investment ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s share of total book capitalization is defined as AMB’s share of total debt plus minority interests to preferred and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the quarter ended September 30, 2008, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended September 30, 2008 (dollars in thousands):

Quarter ended
September 30, 2008
NOI	$108,836
Straight-line rents and amortization of lease intangibles	(3,010)
Consolidated co-investment venture cash NOI	(29,949)

Wholly-owned property cash NOI	75,877
AMB’s share of consolidated co-investment venture cash NOI	13,897
AMB’s share of unconsolidated co-investment venture cash NOI	22,531
AMB’s share of transaction adjustments	(11,781)

AMB’s share of cash-basis NOI	$100,524

Co-investment Ventures are Joint Ventures with institutional investors, managed by AMB from which AMB receives acquisition fees for third-party acquisitions, portfolio and asset management distributions or fees, as well as incentive distributions or promoted interests.
Co-Investment venture operating results.

For the Quarter Ended September 30, 2008
				Income
	AMB’s		Property	(loss) from
	Ownership		Operating	Continuing	Net
Unconsolidated Co-investment Ventures	Percentage	Revenues	Expenses	Operations	Income (loss)	Cash NOI	FFO
AMB Institutional Alliance Fund III(4)	19%	$69,480	$(17,517)	$5,859	$5,859	$50,261	$26,063
AMB Europe Fund I(4)	21%	28,724	(5,782)	2,876	2,876	23,357	10,900
AMB Japan Fund I	20%	19,757	(4,321)	1,621	1,621	14,756	6,501
AMB-SGP Mexico	22%	9,082	(1,541)	(4,716)	(4,716)	7,920	(2,051)
AMB DFS Fund I	15%	187	(26)	2,911	2,911	148	2,911

Consolidated Co-investment Ventures
AMB-SGP	50%	12,790	(3,294)	1,221	1,221	9,528	4,539
AMB Institutional Alliance Fund II	20%	14,345	(3,505)	3,291	3,291	11,112	6,482
AMB-AMS	39%	4,163	(859)	918	918	3,221	2,042
Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion/Stabilization is generally defined as properties that are 90% leased or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated FFO by Business. Estimated FFO by Business is FFO generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less co-investment venture partner’s share of interest expense, including amortization of finance costs and debt premiums, from continuing and discontinued operations, AMB’s share of interest expense from unconsolidated co-investment venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the three and nine months ended September 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
Fixed charge	2008	2007	2008	2007
Interest expense, including amortization — continuing operations	$32,319	$29,326	$100,955	$97,486
Amortization of financing costs and debt premiums — continuing operations	(1,890)	(1,473)	(7,052)	(3,599)
Interest expense, including amortization — discontinued operations	522	(430)	(650)	(2,262)
Amortization of financing costs and debt premiums — discontinued operations	—	—	—	89
Co-investment partner’s share of interest expense	(3,979)	(11,825)	(28,468)	(33,302)
AMB’s share of interest expense from unconsolidated co-investment ventures	13,699	6,033	24,430	14,350
Capitalized interest	13,980	15,227	48,907	45,595
Preferred unit distributions	1,431	1,431	4,295	6,610
Preferred stock dividends	3,952	3,952	11,856	11,856

Total fixed charge	$60,034	$42,241	$154,273	$136,823

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
The following table reconciles projected FFO from projected net income for the year ended December 31, 2008:

	2008
	Low	High
Projected net income	$1.58	$1.63
AMB’s share of projected depreciation and amortization	1.60	1.60
AMB’s share of projected gains on disposition of operating properties	(0.07)	(0.07)
Impact of additional dilutive securities, other, rounding	(0.06)	(0.06)

Projected Funds From Operations (FFO)	$3.05	$3.10

Amounts are expressed per share, except FFO which is expressed per share and unit.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Interest coverage. Interest coverage is defined as Adjusted EBITDA divided by AMB’s share of interest expense which consists of consolidated interest expense less co-investment venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated co-investment venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the three and nine months ended September 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
Interest	2008	2007	2008	2007
Interest expense, including amortization — continuing operations	$32,319	$29,326	$100,955	$97,486
Interest expense, including amortization — discontinued operations	522	(430)	(650)	(2,262)
Co-investment venture partner’s share of interest expense	(3,979)	(11,825)	(28,468)	(33,302)
AMB’s share of interest expense from unconsolidated co-investment ventures	13,699	6,033	24,430	14,350

Total interest	$42,561	$23,104	$96,267	$76,272

Joint Ventures are all joint ventures, including Co-Investment Ventures, with real estate developers, other real estate operators, or institutional investors where AMB may or may not: have control, act as the manager and/or developer, earn asset management distributions or fees, or earn incentive distributions or promoted interests. In certain cases, AMB might provide development, leasing, property management and/or accounting services for which it may receive market compensation.
Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. AMB considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. See same store net operating income for reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate earnings information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income and Cash-basis SSNOI (“SS NOI”). AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. In deriving SS NOI, AMB defines NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. AMB defines Cash-basis SSNOI to also exclude straight line rents and amortization of lease intangibles. AMB considers SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated cash-basis SS NOI and NOI from net income for the three and nine months ended September 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$28,151	$73,110	$148,102	$217,061
Private capital income	(9,502)	(7,564)	(60,838)	(22,007)
Depreciation and amortization	46,985	40,628	129,493	121,641
Impairment losses	—	—	—	257
General and administrative and fund costs	34,727	35,406	104,280	96,038
Total other income and expenses	2,062	(29,409)	(11,494)	(91,146)
Total minority interests’ share of income	6,578	10,017	43,410	37,797
Total discontinued operations	(165)	(7,047)	(4,257)	(13,674)

NOI	108,836	115,141	348,696	345,967
Less non same-store NOI	(17,714)	(24,441)	(76,654)	(79,485)
Less non cash adjustments(1)	14	(339)	(711)	(3,457)

Cash-basis same-store NOI	$91,136	$90,361	$271,331	$263,025

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool include all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cash cap rates for dispositions or contributions are calculated as cash-basis NOI divided by total disposition price or contribution value, as applicable.
Stabilized GAAP cap rates for acquisitions are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s co-investment venture partners.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Tracy A. Ward	Vice President, Investor Relations	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Dallas	Mexico City	New York	Singapore
Pier 1, Bay 1	Fax: (415) 394-9001	Atlanta	Delhi	Monterrey	Osaka	Toronto
San Francisco, CA 94111	E-mail: ir@amb.com	Baltimore	Frankfurt	Mumbai	Paris	Tokyo
Tel: (415) 394-9000	Website: www.amb.com	Beijing	Guadalajara	Menlo Park	Queretaro	Vancouver
Fax: (415) 394-9001		Boston	Juarez	Nagoya	Seoul	Warsaw
		Chengdu	Los Angeles	Narita	Shanghai
		Chicago	Madrid	New Jersey	Shenzhen
Cover Description

AMB entered the Beijing market in the third quarter with the acquisition of three buildings, aggregating approximately 302,122 square feet (28,068 square meters) within the only infill air cargo logistics park adjacent to Beijing Capital International Airport. Beijing has become a global gateway for high value import and export air cargo, and Beijing’s position as a premier air cargo market supporting increased trade flows has been further secured by the recent expansion of its airport.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

Forward Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2008 Third Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contain forward-looking statements, such as those related to our growth opportunities and plans (including those regarding our global expansion and positioning, future capital deployment, growth of our development and private capital business, organizational changes and earnings growth), our projected funds from operations, compound annual growth rate of our business divisions, future assets under management, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions and expertise and key airport opportunities), hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital distributions and fees, timing of incentive distributions, private capital demand, launching of our Canada and second Asia funds, future balance sheet capacity, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007.